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                                                                    EXHIBIT 99.1
[LOGO OF BRISTOL-MYERS SQUIBB COMPANY]

 CONTACT:             Bob Laverty                    John Elicker
                      Corporate Affairs              Investor Relations
                      (609) 252-5732                 (212) 546-3775
                      bob.laverty@bms.com            john.elicker@bms.com


           BRISTOL-MYERS SQUIBB TO ANNOUNCE RESULTS OF RESTATEMENT AND
                         2002 EARNINGS ON MARCH 10, 2003

         NEW YORK, N.Y. (February 27, 2003) -- Bristol-Myers Squibb Company (NYSE: BMY) today announced that it expects to release the results of the previously disclosed restatement of its financial statements on Monday, March 10, 2003. The company also expects to announce full year 2002 earnings on the same day.

         The company also stated that it expects to file its amended 2001 Form 10-K and its third quarter 2002 10-Q on March 10, 2003. The company expects that its 2002 10-K, which is required to be filed on March 31, 2003, will be filed on time.

         A conference call will be held on March 10 at 8 a.m. (EDT). Financial information will be reviewed and company executives will address inquiries from investors and analysts. Investors and the general public are invited to listen to a live webcast of the call at www.bms.com/ir or by dialing (913) 981-5510. A replay of the call will be available on March 10 beginning at 11:30 a.m. through 8 p.m. on March 31. You may access the replay at www.bms.com/ir or by dialing
(402) 280-9013.

         Bristol-Myers Squibb Company is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

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